Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Glimcher Realty Trust
Columbus, Ohio

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 20, 2007, relating to the consolidated financial statements, the effectiveness of Glimcher Realty Trust’s internal control over financial reporting, and schedule of Glimcher Realty Trust appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP
Chicago, Illinois
May 24, 2007